                                  EXHIBIT 22


SUBSIDIARIES* OF GRAPHIC INDUSTRIES, INC.
- -----------------------------------------

                 NAME                        STATE OF INCORPORATION
- -----------------------------------------    ----------------------

ATLANTA BLUE PRINT CO.
  d/b/a/ Atlanta Blue Print &
  Graphics Co.

     Subsidiaries:  Executive Courier, Inc.         Georgia

     Divisions:     A&E Reprographics
                    and Supply Company

                    Atlantic Reprographics
Reprographics                                       Carolina

                    Prizma Photographics

                    Arco Blueprinter

                    Cobb Reprographics
                    and Office Supply

                    Macon Blue Print
                    Company

                    Piedmont Printmakers

                    Reprographic Imaging
                    Technologies

                    Spartan Blueprinters

AUTOCOMP, INC.                                    Georgia

BAUM PRINTING HOUSE, INC.                         Pennsylvania

CRAFTSMAN PRINTING COMPANY                        North Carolina

     Division: Carolina Mailing Company

EDWARDS & BROUGHTON COMPANY                       North Carolina

GENERAL COLOR INC.  **                            Georgia

GRAPHIC MICHIGAN, INC.                            Michigan

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SUBSIDIARIES* OF GRAPHIC INDUSTRIES, INC.
- -----------------------------------------

               NAME                          STATE OF INCORPORATION
- -----------------------------------------    ----------------------

GRAPHIC DIRECT, INC.-ILLINOIS                     Illinois

GRAPHIC DIRECT, INC.-MICHIGAN                     Michigan

HERITAGE PRESS, INC.                              Texas

HOECHSTETTER PRINTING COMPANY, INC.               Pennsylvania

IPD PRINTING & DISTRIBUTING, INC.                 Georgia

MERCURY PRINTING COMPANY                          Tennessee

MONROE LITHO, INC.                                New York

STATE PRINTING COMPANY                            South Carolina

THE STEIN PRINTING COMPANY, INC.                  Georgia

     Subsidiaries:  Lex Publishing Company        Georgia

                    Stein Management Service      Georgia

W.E. ANDREWS CO. INC.                             Georgia

     Subsidiaries:  W.E. Andrews Co.
                    Inc. of Connecticut           Connecticut

                    A.C. Scanning Inc.            Massachusetts

                    The Central Press
                    of Miami, Inc.                Florida


WETMORE & COMPANY                                 Texas

WILLIAMS PRINTING COMPANY                         Georgia



________________________________

*    All wholly-owned

**  Not an operating company